INDEPENDENT CONTRACTOR AGREEMENT

     This INDEPENDENT CONTRACTOR AGREEMENT (this "Agreement") is dated as of November 24, 2008, by and among ELECTRONIC SENSOR TECHNOLOGY, INC., a Nevada corporation ("Company"), WITTHAM, a California corporation ("Wittham") and WILLIAM WITTMEYER, an individual ("Wittmeyer," and collectively with Wittham, "Contractor").

                              W I T N E S S E T H:

     WHEREAS, Company wishes to engage Contractor, and Contractor wishes to be engaged by Company, to have Wittmeyer act as Company's Chief Operating Officer, on the terms and conditions set forth in this Agreement.

     NOW THEREFORE, in consideration of the above recitals and of the mutual promises and conditions in this Agreement, it is agreed as follows:

                                   ARTICLE 1.
                             SERVICES OF CONTRACTOR

     Contractor agrees that Wittmeyer will act as Chief Operating Officer of Company and shall perform the services customarily performed by such an officer (the "Services"). Contractor will determine the method, details, and means of performing the Services.

                                   ARTICLE 2.
                                  COMPENSATION

     Company agrees to pay Contractor $6,666.67 for the Services on a monthly basis. Contractor shall be responsible for all expenses incurred in association with the performance of the Services.

                                   ARTICLE 3.
                                TERM OF AGREEMENT

     3.1 This Agreement will become effective on November 24, 2008. Either party may terminate this Agreement at any time by giving ten (10) days' written notice to the other party.

     3.2 Should either party default in the performance of this Agreement or materially breach any of its provisions, the nonbreaching party may terminate this Agreement by giving written notification to the breaching party. Termination shall be effective immediately on receipt of the notice, or five (5) days from mailing of the notice, whichever occurs first. For the purposes of this section, material breach of this Agreement shall include but not be limited to the following:

          (a) Nonpayment of compensation by Company after twenty (20) days' written demand for payment.
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          (b)  Failure of Contractor to provide the Services in accordance with this Agreement.

     3.3 Company may terminate this Agreement immediately if Wittmeyer is no longer employed by Wittham.

                                   ARTICLE 4.
                           RELATIONSHIP OF THE PARTIES

     4.1 Contractor enters into this agreement as, and shall continue to be, an independent contractor. Under no circumstances shall Contractor look to Company as his employer, or as a partner, agent, or principal. Contractor shall not be entitled to any benefits accorded to Company's employees, including workers' compensation, disability insurance, vacation, or sick pay. Contractor shall be responsible for providing, at Contractor's expense, and in Contractor's name, disability, workers' compensation, or other insurance as well as licenses and permits usual or necessary for performing the Services. Contractor may represent, perform services for, or be employed by any additional persons, or companies as Contractor sees fit.

     4.2 Contractor shall pay, when and as due, any and all taxes incurred as a result of Contractor's compensation, including estimated taxes, and shall provide Company with proof of payment on demand. Contractor indemnifies Company for any claims, losses, costs, fees, liabilities, damages, or injuries suffered by Company arising out of Contractor's breach of this section.

                                   ARTICLE 5.
                         REPRESENTATIONS AND INDEMNITIES

     5.1 Contractor represents that Contractor has the qualifications and ability to perform the Services in a professional manner, without the advice, control, or supervision of Company. Contractor shall be solely responsible for the professional performance of the Services, and shall receive no assistance, direction, or control from Company. Contractor shall have sole discretion and control of Contractor's services and the manner in which they are performed. Contractor represents that Wittmeyer is employed by Wittham and will continue to be employed by Wittham throughout the term of this Agreement.

     5.2 Contractor shall and does hereby indemnify, defend, and hold harmless Company, and Company's officers, directors, and shareholders, from and against any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries, and deficiencies, including interest, penalties, and reasonable attorney fees and costs, that Company may incur or suffer and that result from, or are related to any breach or failure of Contractor to perform any of the representations, warranties, and agreements contained in this Agreement.

     5.3 Company shall indemnify Wittmeyer in the performance of his duties as an officer of Company to the fullest extent permitted by law and Company's articles of incorporation and bylaws; provided, however, that Company shall only be required to indemnify Wittmeyer in connection with any action, suit or proceeding initiated by Wittmeyer if such action, suit or proceeding was authorized by the board of directors of Company.

                                   ARTICLE 6.
                       OWNERSHIP OF INTELLECTUAL PROPERTY

     6.1 Contractor agrees that all designs, plans, reports, specifications, drawings, schematics, prototypes, models, inventions, and all other information and items made during the

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course of this Agreement and arising from the Services ("New Developments")
shall be and are assigned to Company as its sole and exclusive property. On Company's request, Contractor agrees to assist Company, at Company's expense, to obtain patents or copyrights for such New Developments, including the disclosure of all pertinent information and data, the execution of all applications, specifications, oaths, and assignments, and all other instruments and papers that Company shall deem necessary to apply for and to assign or convey to Company, its successors and assigns or nominees, the sole and exclusive right, title, and interest in such New Developments. Contractor agrees to obtain or has obtained written assurances from its employees and contract personnel, if any, of their agreement to these terms with regard to proprietary information and New Developments.

     6.2 Contractor warrants that Contractor has good title to any New Developments, and the right to assign New Developments to Company free of any proprietary rights of any other party or any other encumbrance whatever.

     6.3 The written, printed, graphic, or electronically recorded materials furnished by Company for use by Contractor are proprietary information and the property of Company. Proprietary information also includes, but is not limited to, specific customer requirements, customer and potential customer lists, including information concerning Company's employees, agents, or divisions, and pricing information.

     6.4 Contractor will maintain in confidence and will not, directly or indirectly, disclose or use, either during or after the term of this Agreement, any proprietary information or confidential information or know-how belonging to Company, whether or not it is in written or permanent form, except to the extent necessary to perform the Services. On termination of Contractor's services to the Company, or at the request of Company before termination, Contractor shall deliver to Company all material in Contractor's possession relating to Company's business. The obligations concerning proprietary information extend to information belonging to customers and suppliers of Company about whom Contractor may have gained knowledge as a result of performing the Services.

                                   ARTICLE 7.
                            MISCELLANEOUS PROVISIONS

     7.1 This Agreement contains the entire agreement between the parties regarding the subject matter hereof and supersedes all prior oral and written agreements, understandings, commitments, and practices between them.

     7.2 No oral modifications, express or implied, may alter or vary the terms of this Agreement. No amendments or modifications to this Agreement and no waiver of any provision of this Agreement may be made except by a writing signed by both parties.

     7.3 THE FORMATION, CONSTRUCTION, AND PERFORMANCE OF THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA (EXCLUSIVE OF CONFLICTS OF LAWS PRINCIPLES) APPLICABLE TO AGREEMENTS EXECUTED AND TO BE PERFORMED SOLELY WITHIN SUCH JURISDICTION.

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     7.4  Except as otherwise expressly provided herein, this Agreement shall be binding upon, and shall inure to the benefit of, Company, its successors and assigns. This Agreement, as it relates to Contractor, is a personal contract and the rights and interest of Contractor hereunder may not be sold, transferred, assigned, pledged or hypothecated.

     7.5 If any provision of this Agreement is held invalid or unenforceable, the remainder of this Agreement shall nevertheless remain in full force and effect. If any provision is held invalid or unenforceable with respect to particular circumstances, it shall nevertheless remain in full force and effect in all other circumstances.

     7.6 Section headings are for convenience of reference only and shall not be considered a part of this Agreement.

     7.7 This Agreement may be executed in any number of counterparts, each of which when executed shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

     7.8 This Agreement shall not confer any rights or remedies upon any party other than Contractor, Company and their respective successors and permitted assigns.

                                  *     *     *

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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement, on and as of the day and year first above written.

     COMPANY:                                 ELECTRONIC SENSOR TECHNOLOGY, INC.


                                              By: /s/ Teong Lim
                                                  ------------------------------
                                              Name :  Teong Lim
                                              Title:  President, Chief Executive
                                                      Officer and Chairman


                                              WITTHAM


                                              By: /s/ William Wittmeyer
                                                  ------------------------------
                                              Name :  William Wittmeyer
                                              Title:  President


     CONTRACTOR:                              /s/ William Wittmeyer
                                              ----------------------------------
                                              WILLIAM WITTMEYER

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